Exhibit 16.1


August 25, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4 of American Water Star Inc.'s Current Report on Form 8-K dated August 18, 2003, and are in agreement with the statements in Item 4 contained therein that relate to Weinberg &
Company, P.A.

Very truly yours,



/s/ Weinberg & Company, P.A.